INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use in this Registration Statement of ThermoElastic Technologies, Inc. (a Colorado corporation) on Form S-8 (Dated October 15,
2001), of our report dated December 21, 2000 relating to the September 30, 2000 financial statements of ThermoElastic Technologies, Inc.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

October 15, 2001


/s/ Moffitt & Company, P.C.
----------------------------

Certified Public Accountant


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